PHH CORPORATION
                       CORPORATE LONG-TERM INCENTIVE PLAN
                                  FY 1997-1999


The purpose of this plan is to encourage the achievement of the long-term objectives of PHH Corporation and its shareholders, by providing incentive opportunities to designated senior key executives.

DEFINITIONS
A)  The term "Company" shall mean PHH Corporation, or its successor in interest.

B) The "term" shall mean the term of this plan which shall be the three fiscal years, beginning May 1, 1996 through April 30, 1999.

C) "Return on Beginning Equity (ROBE)" shall mean the Company's annual net income after taxes, after giving effect for any incentive paid, computed in accordance with generally accepted accounting principles, divided by the beginning shareholders' equity for the fiscal year. The performance measure for the plan shall be the average of the ROBE results for each of the three fiscal years in the plan. Determination of the performance measure results shall be made by the Committee following the close of fiscal year 1999.

D)  The  "Board  of  Directors"  shall  mean  the  Board  of  Directors  of  PHH
    Corporation.

E) The "Committee" shall mean the Compensation Committee of the Board of Directors.

F) The "Chairman & CEO" shall mean the Chairman & Chief Executive Officer of PHH Corporation.

PARTICIPATION AND EMPLOYMENT STATUS
Participation in the plan is limited to key senior executives of the Company specifically designated by the Chairman & CEO and approved by the Committee. None of the members of the Committee may participate in the plan. Initially designated participants must be actively employed as of May 1, 1996 to be eligible to receive any incentive under the plan. Except as otherwise determined by the Committee pursuant to the plan, additional participants may be designated prior to May 1, 1997, to be considered for a prorated award, based on their service during the plan term. Incentive targets for the designated participants shall be determined by the Committee at the beginning of the plan term. No participant has any vested rights or interest under the plan and must be actively employed as of April 30, 1999 or have terminated employment by reason of retirement, death, or disability (as determined by the Committee) during the term to be eligible for any incentive payment under the plan.

In the discretion of the Committee, awards may be granted in relation to a non qualified stock option granted under the Amended and Restated Stock Compensation Plan of 1990 of the Company ("Stock Compensation Plan"), in which event, at the end of the term, a participant shall make a written election to receive proportionate payment of 0% to 100% of the cash award or to retain 0% to 100% of the related non qualified stock option. Cash awards granted in tandem to non qualified stock options shall be canceled proportionately, to the extent determined in the discretion of the Committee, (i) if 0% to 100% of the related non qualified stock option is exercised prior to the end of the term or (ii) if at the end of the term, the participant elects to retain 0% to 100% the related non qualified stock option.

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FY1997-1999 CORPORATE LONG-TERM INCENTIVE PLAN
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COMPANY PERFORMANCE MEASUREMENT
Exhibit A sets forth the ROBE results which the Committee determines must be obtained in order for the corresponding percentage of the target incentive to be payable to participants. The performance measure is the average of the ROBE results for each of the three fiscal years of the term. In determining whether ROBE targets have been met, the Committee may take into account one time charges or other factors, if any, as it deems relevant. The aggregate incentive amounts which may be paid for the designated participants under the plan are set forth on the Exhibit A, including the maximum amounts that may be paid for the designated participants under the Cash award provisions of the plan. Failure to meet the minimum ROBE results will result in no payment to participants but may result in the retention and future exercise of the tandem stock option grant.

INDIVIDUAL INCENTIVE PAYMENTS
Payments of individual incentive amounts, if any, will be made following the determination of the ROBE results by the Committee. At the determination of the Committee, payment may be made in cash and/or in shares of Common Stock of the company awarded pursuant to the Stock Compensation Plan. A participant may elect to defer receipt of all or a portion of any cash incentive payment as provided in the form of Deferral Election approved from time to time by the Committee. Such deferral election must be made by the participant in accordance with applicable deferred compensation plans established by the Company and in a manner consistent with federal, state, and local tax laws.

ADMINISTRATION
The plan, adopted by the Committee, shall be administered by the Committee. The Committee is authorized to promulgate rules relating to the administration of the plan and to make determinations with respect thereto.

The Company shall have the right to deduct from awards paid under the plan all federal, state, local, and other taxes required by law to be withheld with respect to such payments.

Where a "change of control"  (as  defined in the  Company's  Stock  Compensation
Plan) occurs during the term, the Company shall pay to participants an incentive under the plan based on ROBE results up until such date of change of control as if such ROBE result constituted the three-year average ROBE result provided for herein multiplied by the fraction, the denominator of which shall be thirty-six
(36) months and the numerator of which shall be the number of full months elapsed from the beginning of the term up until such date. If a change in control occurs after the term, all incentive payments which the participant had elected to defer under the terms of any unfunded deferred compensation plan established by the company shall be either contributed in full by the Company under any such deferred compensation plan trust or, if no such trust has been established, shall be paid in full by the Company as soon as practicable following the change of control.

In case of separations from the Company for the following reasons, the following provisions will apply:

Retirement, Death or Disability - Awards will be prorated based on the nearest full quarter of the fiscal year of active employment. The incentive award payment will be made as soon as practicable after the event and will assume that the three year average plan target has been achieved.. Disability will be defined in the same manner as provided in qualified plan provisions in effect at the time of disability.

Voluntary Resignation - Awards will be forfeited when executives voluntarily resign before the end of the term.


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FY1997-1999 CORPORATE LONG-TERM INCENTIVE PLAN
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Termination or other Resignation - Awards, if any, will be made as determined by the Committee in its sole discretion.

No member of the Board of Directors or the Committee, nor any officer, employee or agent of the Company shall have any liability to any person based on or arising out of the plan, absent bad faith or willful misconduct.

Nothing contained in the plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment from such amounts.

REVISION OR CANCELLATION OF THE PLAN
Nothing in the plan shall be deemed to create any rights of participation of any employee. The Committee shall have the full authority in its sole discretion to unilaterally modify, terminate or cancel the plan, in whole or in part, or with respect to any designated participant, at any time without liability to any participant.

NON-TRANSFERABILITY
A participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the plan and any attempted disposition shall be null and void.


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